Exhibit 99.15.4

Restated Earnings Per Share For Each of the First Three Quarters of 1997 and 1996

The table below contains the earnings per share information for each of the first three quarters of 1997 and 1996 for Healthcare
Realty Trust Incorporated, restated to reflect the adoption of FASB Statement No. 128.

                                                                                  Weighted Average
                                                                 Funds From        Denominator for
                                                Earnings         Operations        Basic Earnings
                                                Per Share        Per Share            Per Share
                                                ---------        ---------            ---------
      BASIC
      -----
First Quarter Form 10-Q
      Three Months Ended March 31, 1997           $0.39             $0.56             16,214,654
      Three Months Ended March 31, 1996           $0.37             $0.52             12,838,415

Second Quarter Form 10-Q
      Three Months Ended June 30, 1997            $0.43             $0.58             18,861,744
      Three Months Ended June 30, 1996            $0.38             $0.54             12,951,833
      Six Months Ended June 30, 1997              $0.83             $1.14             17,545,512
      Six Months Ended June 30, 1996              $0.75             $1.06             12,895,124

Third Quarter Form 10-Q
      Three Months Ended September 39, 1997       $0.44             $0.59             18,883,433
      Three Months Ended September 30, 1996       $0.38             $0.54             12,958,606
      Nine Months Ended September 30, 1997        $1.27             $1.73             17,995,710
      Nine Months Ended September 30, 1996        $1.13             $1.60             12,915,742

                                                                                   Denominator for
                                                Earnings         Funds From       Diluted Earnings
                                                Per Share        Operations           Per Share
      DILUTED
      -------
First Quarter Form 10-Q
      Three Months Ended March 31, 1997           $0.38             $0.55             16,596,862
      Three Months Ended March 31, 1996           $0.36             $0.51             13,100,270

Second Quarter Form 10-Q
      Three Months Ended June 30, 1997            $0.42             $0.57             19,237,001
      Three Months Ended June 30, 1996            $0.38             $0.52             13,204,845
      Six Months Ended June 30, 1997              $0.81             $1.11             17,920,397
      Six Months Ended June 30, 1996              $0.74             $1.04             13,148,287

Third Quarter Form 10-Q
      Three Months Ended September 30, 1997       $0.43             $0.58             19,234,675
      Three Months Ended September 30, 1996       $0.37             $0.53             13,203,463
      Nine Months Ended September 30, 1997        $1.24             $1.69             18,357,406
      Nine Months Ended September 30, 1996        $1.11             $1.57             13,161,146